Exhibit 99.1

Dynatrace Reports Second Quarter of Fiscal Year 2021 Financial Results

•Subscription revenue of $157.7 million, up 36% year-over-year, 35% on a constant currency basis
•ARR of $638.1 million, up 35% year-over-year, 33% on a constant currency basis
•GAAP EPS of $0.06 and non-GAAP EPS of $0.18

WALTHAM, Mass, Oct 28, 2020 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT), today released financial results for the second quarter of its fiscal 2021 ended September 30, 2020.
“Dynatrace delivered strong second quarter results, exceeding our guidance on all key metrics,” said John Van Siclen, Chief Executive Officer. “As digital transformation continues to accelerate, so does the scale and complexity of the dynamic multiclouds supporting these initiatives. Our lead in unified platform, automation and intelligence sets us apart in observability at scale as we enable digital teams to transform the way they work, shifting them from manual and reactive intervention to proactive optimization and accelerated innovation.”

Second Quarter Fiscal 2021 and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2020 unless otherwise noted.

Financial Highlights:
•Total Revenue of $168.6 million, an increase of 30% as reported and on a constant currency basis
•Total ARR of $638.1 million, an increase of 35% as reported, and 33% on a constant currency basis
•Subscription revenue of $157.7 million, an increase of 36% as reported, and 35% on a constant currency basis, and representing 94% of total revenue
•GAAP Operating Income of $22.8 million and Non-GAAP Operating Income of $53.3 million
•GAAP EPS of $0.06 and non-GAAP EPS of $0.18

Business Highlights:
•Extended coverage of Infrastructure metrics to all AWS CloudWatch and Azure Monitor services and a rapidly expanding set of Google Cloud Platform Monitoring services. Now nearly 500 technologies and services supported automatically by the Dynatrace OneAgent, Smartscape and Davis AI.
•Continued recognition by industry analysts for observability platform leadership adding the top spot in ISG’s Cloud Native Observability Quadrant and named one of the winners in Gartner’s Peer Insights Customers’ Choice for Application Performance monitoring.
•Increased customer value and reach through expanding partner ecosystem, including a deeper AIOps partnership with ServiceNow and the launch of a Cloud Partner Competency Program to help organizations find the best Dynatrace capable partners to accelerate digital transformation.

Second Quarter 2021 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended September 30,
	2020	2019
Annualized recurring revenue	$638,063	$470,906
Year-over-Year Increase	35%

Annualized recurring revenue - constant currency (*)	$628,644	$470,906
Year-over-Year Increase	33%

Revenues:
Total revenue	$168,586	$129,378
Year-over-Year Increase	30%

Total revenue - constant currency (*)	$167,741	$129,378
Year-over-Year Increase	30%

Subscription revenue	$157,673	$115,805
Year-over-Year Increase	36%

Subscription revenue - constant currency (*)	$156,906	115,805
Year-over-Year Increase	35%

Non-GAAP operating income (*)	$53,259	$29,787
Non-GAAP operating margin (*)	32%	23%

Non-GAAP net income (*)	$52,581	$17,666

Non-GAAP net income per share - diluted	$0.18	$0.07

Non-GAAP shares outstanding - diluted	286,252	269,985

Unlevered Free Cash Flow (*)	$40,514	$27,159
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of October 28, 2020, Dynatrace is issuing guidance for the third quarter and raising full year fiscal 2021 as follows:

Third Quarter of Fiscal Year 2021:
•Total revenue is expected to be in the range of $171.0 million to $173.0 million, 19% to 21% growth as reported, and 18% to 20% on a constant currency basis
•Subscription revenue is expected to be in the range of $160.5 million to $162.0 million, 25% to 26% growth as reported, 24% to 25% on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $43.0 million to $45.0 million
•Non-GAAP net income is expected to be in the range of $36.0 million to $38.5 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.12 to $0.13, based on a range of 289 million to 290 million diluted weighted-average shares outstanding

Full Year Fiscal 2021:
•Total revenue is expected to be in the range of $668.0 million to $675.0 million, 22% to 24% growth as reported and on a constant currency basis
•Subscription revenue is expected to be in the range of $624.0 million to $630.0 million, 28% to 29% growth as reported and on a constant currency basis
•Total ARR is expected to be in the range of $721.0 million to $727.0 million, 26% to 27% growth as reported, and 25% to 26% on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $186.0 million to $191.0 million
•Non-GAAP net income is expected to be in the range of $158.0 million to $164.0 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.55 to $0.57, based on a range of 288 million to 290 million diluted weighted-average shares outstanding
•Total unlevered free cash flow is expected to be in the range of $192.0 million to $200.0 million, 29% to 30% of revenue

Our guidance is based on foreign exchange rates as of September 30, 2020 for entities reporting in currencies other than U.S. Dollars.

While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are operating under very challenging circumstances and may reduce or re-evaluate their spend.  As such, in our third quarter and full year 2021 guidance we factor in the expected impacts of COVID‑19 on our business and results of operations based on information available to us today. Our outlook assumes a continued challenging economic environment and incorporates a wider range of outcomes for the remainder of the fiscal year. Significant variation from these assumptions could cause us to raise, lower or modify our expectations and our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance.  These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call today, October 28, 2020, to discuss its results and business outlook at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 833-714-0933 (or 833-714-0959 for international calls) and using passcode 3256426. A live webcast of the call may be accessed on the Company’s website at https://ir.dynatrace.com.

An audio replay will be available for two weeks following the conference call and webcast, The hear the replay, interested parties may go to https://ir.dynatrace.com or dial 800-585-8367 (or 416-621-4642 for international calls) and using passcode: 3256426.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. As of the second quarter of Fiscal Year 2021, we adjusted certain of our non-GAAP metrics for employer payroll tax expense related to equity incentive plans, as the amount of employer payroll tax expense is dependent on our stock price and other factors that are beyond our control and does not correlate to the operation of our business. Our historical presentation of these metrics below has been updated to reflect these adjustments for consistency.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency, stock-based compensation and employer payroll tax expense related equity incentive plans.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform provides answers about the performance of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivaled digital experiences.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2021, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 27, 2020 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Subscription	$157,673	$115,805	$302,030	$223,933
License	442	2,745	1,080	6,529
Service	10,471	10,828	20,984	21,466
Total revenue	168,586	129,378	324,094	251,928
Cost of revenue:
Cost of subscription	18,327	23,456	35,033	39,633
Cost of service	8,554	11,847	16,564	20,656
Amortization of acquired technology	3,830	4,243	7,656	8,800
Total cost of revenue	30,711	39,546	59,253	69,089
Gross profit	137,875	89,832	264,841	182,839

Operating expenses:
Research and development	27,512	46,596	51,017	72,255
Sales and marketing	56,690	99,966	105,853	158,181
General and administrative	22,110	86,953	43,637	118,835
Amortization of other intangibles	8,686	10,061	17,372	20,203
Restructuring and other	46	779	25	894
Total operating expenses	115,044	244,355	217,904	370,368
Income (loss) from operations	22,831	(154,523)	46,937	(187,529)
Interest expense, net	(3,602)	(14,534)	(7,715)	(33,720)
Other income, net	199	146	218	240
Income (loss) before income taxes	19,428	(168,911)	39,440	(221,009)
Income tax expense	(1,949)	(248,423)	(9,096)	(245,480)
Net income (loss)	$17,479	$(417,334)	$30,344	$(466,489)
Net income (loss) per share:
Basic	$0.06	$(1.58)	$0.11	$(1.86)
Diluted	$0.06	$(1.58)	$0.11	$(1.86)
Weighted average shares outstanding:
Basic	280,077	264,127	279,577	251,412
Diluted	286,252	264,127	285,423	251,412
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue	$1,866	$12,720	$3,364	$16,029
Research and development	2,989	27,379	5,407	34,506
Sales and marketing	6,122	56,781	11,527	71,885
General and administrative	3,854	57,866	7,205	73,751
Total share-based compensation expense	$14,831	$154,746	$27,503	$196,171

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2020	March 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$248,437	$213,170
Accounts receivable, net	110,251	157,058
Deferred commissions, current	41,190	38,509
Prepaid expenses and other current assets	61,261	61,188
Total current assets	461,139	469,925
Property and equipment, net	33,920	31,508
Operating lease right-of-use asset, net	42,571	—
Goodwill	1,271,602	1,270,733
Other intangible assets, net	175,789	201,592
Deferred tax assets, net	24,449	20,460
Deferred commissions, non-current	38,074	39,736
Other assets	8,616	8,126
Total assets	$2,056,160	$2,042,080

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$8,185	$11,112
Accrued expenses, current	84,498	93,728
Deferred revenue, current	349,541	384,060
Operating lease liabilities, current	9,311	—
Total current liabilities	451,535	488,900
Deferred revenue, non-current	44,647	60,711
Accrued expenses, non-current	18,308	20,987
Operating lease liabilities, non-current	37,817	—
Long-term debt	480,941	509,985
Total liabilities	1,033,248	1,080,583
Commitments and contingencies
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 282,023,558 and 280,853,040 shares issued and outstanding at September 30, 2020 and March 31, 2020, respectively	281	281
Additional paid-in capital	1,609,246	1,573,347
Accumulated deficit	(563,376)	(594,026)
Accumulated other comprehensive loss	(23,239)	(18,105)
Total shareholders' equity	1,022,912	961,497
Total liabilities and shareholders' equity	$2,056,160	$2,042,080

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$30,344	$(466,489)
Adjustments to reconcile net income (loss) to cash provided by (used in) operations:
Depreciation	3,797	3,971
Amortization	26,032	29,810
Share-based compensation	27,503	196,171
Deferred income taxes	(3,160)	(48,566)
Other	802	3,450
Net change in operating assets and liabilities:
Accounts receivable	49,353	29,578
Deferred commissions	1,250	(2,196)
Prepaid expenses and other assets	(4,944)	(519)
Accounts payable and accrued expenses	(7,862)	27,101
Operating leases, net	523	—
Deferred revenue	(62,789)	9,461
Net cash provided by (used in) operating activities	60,849	(218,228)

Cash flows from investing activities:
Purchase of property and equipment	(6,400)	(9,758)
Capitalized software additions	(184)	(564)
Net cash used in investing activities	(6,584)	(10,322)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	590,297
Settlement of deferred offering costs	—	(5,000)
Repayment of term loans	(30,000)	(455,189)
Contribution for tax associated with reorganization	—	265,000
Proceeds from employee stock purchase plan	3,592	—
Proceeds from exercise of stock options	4,829	—
Equity repurchases	(25)	(145)
Installments related to acquisition	—	(4,694)
Net cash (used in) provided by financing activities	(21,604)	390,269

Effect of exchange rates on cash and cash equivalents	2,606	(1,337)

Net increase in cash and cash equivalents	35,267	160,382

Cash and cash equivalents, beginning of period	213,170	51,314
Cash and cash equivalents, end of period	$248,437	$211,696

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$30,711	$(1,866)	$(359)	$(3,830)	$—	$24,656
Gross profit	137,875	1,866	359	3,830	—	143,930
Gross margin	82%					85%
Research and development	27,512	(2,989)	(592)	—	—	23,931
Sales and marketing	56,690	(6,122)	(578)	—	—	49,990
General and administrative	22,110	(3,854)	(167)	—	(1,339)	16,750
Amortization of other intangibles	8,686	—	—	(8,686)	—	—
Restructuring and other	46	—	—	—	(46)	—
Operating income	$22,831	$14,831	$1,696	$12,516	$1,385	$53,259
Operating margin	14%					32%

	Three Months Ended September 30, 2019(1)
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$39,546	$(12,720)	$(28)	$(4,243)	$—	$22,555
Gross profit	89,832	12,720	28	4,243	—	106,823
Gross margin	69%					83%
Research and development	46,596	(27,379)	(19)	—	—	19,198
Sales and marketing	99,966	(56,781)	(343)	—	—	42,842
General and administrative	86,953	(57,866)	(1)	—	(14,090)	14,996
Amortization of other intangibles	10,061	—	—	(10,061)	—	—
Restructuring and other	779	—	—	—	(779)	—
Operating (loss) income	$(154,523)	$154,746	$391	$14,304	$14,869	$29,787
Operating margin	(119%)					23%
(1) Prior period results have been updated to include the employer payroll taxes on employee stock transactions.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Three Months Ended September 30,
	2020	2019
Non-GAAP net income:
Net income (loss)	$17,479	$(417,334)
Income tax expense	1,949	248,423
Cash paid for tax	(12,418)	(262,020)
Tax associated with reorganization (1)	14,900	254,242
Related party tax	—	7,310
Interest expense, net	3,602	14,534
Cash paid for interest	(3,160)	(11,653)
Share-based compensation	14,831	154,746
Employer payroll taxes on employee stock transactions	1,696	391
Amortization of other intangibles	8,686	10,061
Amortization of acquired technology	3,830	4,243
Transaction and sponsor related costs	1,339	14,090
Restructuring and other	46	779
Gain on currency translation	(199)	(146)
Non-GAAP net income	$52,581	$17,666

Share count:
Weighted-average shares outstanding - basic	280,077	264,127
Weighted-average shares outstanding - diluted	286,252	264,127

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	280,077	264,127
Weighted-average shares outstanding - diluted	286,252	269,985

Net income (loss) per share:
Net income (loss) per share - basic	$0.06	$(1.58)
Net income (loss) per share - diluted	$0.06	$(1.58)
Non-GAAP net income per share - basic	$0.19	$0.07
Non-GAAP net income per share - diluted	$0.18	$0.07
_________________
(1) Non-GAAP net income for the three months ended September 30, 2020 includes $7,510 of cash tax payments made in the first quarter of fiscal 2021 that were related to the reorganization. Reporting these tax payments in the first quarter of fiscal 2021 as related to the reorganization would have resulted in Non-GAAP net income for the three months ended June 30, 2020 of $44,733 instead of $37,223. There is no impact on year-to-date fiscal 2021 Non-GAAP net income.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30, 2020
	2020	2019
Adjusted EBITDA:
Net income (loss)	$17,479	$(417,334)	$78,809
Income tax expense (benefit)	1,949	248,423	(36,893)
Interest expense, net	3,602	14,534	19,392
Amortization	13,013	14,729	54,679
Depreciation	2,207	1,937	7,690
Restructuring and other	46	779	223
Transaction and sponsor related costs	1,339	14,090	6,563
(Gain) loss on currency translation	(199)	(146)	1,219
Share-based compensation	14,831	154,746	53,810
Employer payroll taxes on employee stock transactions	1,696	391	2,371
Adjusted EBITDA	$55,963	$32,149	$187,863

	Three Months Ended September 30,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by (used in) operating activities	$23,841	$(252,395)
Cash paid for interest expense	3,160	11,653
Restructuring and other	46	779
Purchase of property, plant, and equipment	(1,982)	(5,607)
Transaction and sponsor related costs	1,339	14,090
Tax associated with reorganization (1)	14,900	254,242
Related party tax	—	7,310
Total uFCF	41,304	30,072
Interest tax adjustment	(790)	(2,913)
uFCF (After tax adjustment)	$40,514	$27,159
_________________
(1) Unlevered Free Cash Flow for the three months ended September 30, 2020 includes $7,510 of cash tax payments made in the first quarter of fiscal 2021 that were related to the reorganization. Reporting these tax payments in the first quarter of fiscal 2021 as related to the reorganization would have resulted in Unlevered Free Cash Flow for the three months ended June 30, 2020 of $44,460 instead of $36,950. There is no impact on year-to-date fiscal 2021 Unlevered Free Cash Flow.

	September 30, 2020
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$480,941
Cash	248,437
Net debt	232,504

TTM Adjusted EBITDA	$187,863
Leverage Ratio	1.2	x

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$59,253	$(3,364)	$(412)	$(7,656)	$—	$47,821
Gross profit	264,841	3,364	412	7,656	—	276,273
Gross margin	82%					85%
Research and development	51,017	(5,407)	(690)	—	—	44,920
Sales and marketing	105,853	(11,527)	(705)	—	—	93,621
General and administrative	43,637	(7,205)	(174)	—	(2,898)	33,360
Amortization of other intangibles	17,372	—	—	(17,372)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$46,937	$27,503	$1,981	$25,028	$2,923	$104,372
Operating margin	14%					32%

	Six Months Ended September 30, 2019(1)
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$69,089	$(16,029)	$(28)	$(8,800)	$—	$44,232
Gross profit	182,839	16,029	28	8,800	—	207,696
Gross margin	73%					82%
Research and development	72,255	(34,506)	(30)	—	—	37,719
Sales and marketing	158,181	(71,885)	(347)	—	—	85,949
General and administrative	118,835	(73,751)	(1)	—	(17,954)	27,129
Amortization of other intangibles	20,203	—	—	(20,203)	—	—
Restructuring and other	894	—	—	—	(894)	—
Operating (loss) income	$(187,529)	$196,171	$406	$29,003	$18,848	$56,899
Operating margin	(74%)					23%
(1) Prior period results have been updated to include the employer payroll taxes on employee stock transactions.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Six Months Ended September 30,
	2020	2019
Non-GAAP net income:
Net income (loss)	$30,344	$(466,489)
Income tax expense	9,096	245,480
Cash paid for tax	(22,545)	(264,072)
Tax associated with reorganization	14,900	254,242
Related party tax	—	7,310
Interest expense, net	7,715	33,720
Cash paid for interest	(6,923)	(27,391)
Share-based compensation	27,503	196,171
Employer payroll taxes on employee stock transactions	1,981	406
Amortization of other intangibles	17,372	20,203
Amortization of acquired technology	7,656	8,800
Transaction and sponsor related costs	2,898	17,954
Restructuring and other	25	894
Gain on currency translation	(218)	(240)
Non-GAAP net income	$89,804	$26,988

Share count:
Weighted-average shares outstanding - basic	279,577	251,412
Weighted-average shares outstanding - diluted	285,423	251,412

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	279,577	251,412
Weighted-average shares outstanding - diluted	285,423	258,043

Net income (loss) per share:
Net income (loss) per share - basic	$0.11	$(1.86)
Net income (loss) per share - diluted	$0.11	$(1.86)
Non-GAAP net income per share - basic	$0.32	$0.11
Non-GAAP net income per share - diluted	$0.31	$0.10

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Six Months Ended September 30,
	2020	2019
Adjusted EBITDA:
Net income (loss)	$30,344	$(466,489)
Income tax expense	9,096	245,480
Interest expense, net	7,715	33,720
Amortization	26,032	29,810
Depreciation	3,797	3,971
Restructuring and other	25	894
Transaction and sponsor related costs	2,898	17,954
Gain on currency translation	(218)	(240)
Share-based compensation	27,503	196,171
Employer payroll taxes on employee stock transactions	1,981	406
Adjusted EBITDA	$109,173	$61,677

	Six Months Ended September 30,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by (used in) operating activities	$60,849	$(218,228)
Cash paid for interest expense	6,923	27,391
Restructuring and other	25	894
Purchase of property, plant, and equipment	(6,400)	(9,758)
Transaction and sponsor related costs	2,898	17,954
Tax associated with reorganization	14,900	254,242
Related party tax	—	7,310
Total uFCF	79,195	79,805
Interest tax adjustment	(1,731)	(6,848)
uFCF (After tax adjustment)	$77,464	$72,957

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com